ERNST & YOUNG LLP	55 Almaden Boulevard		Phone:  408 947 5500
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December 13, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549




Gentlemen:


We have read Item 4 of Form 8-K dated December 13, 1996 of Apple Computer, Inc. and are in agreement with the statements contained in the second, third, fourth and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


						Very truly yours,


						/s/Ernst & Young LLP








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